EXHIBIT 10.1

EQUUS TOTAL RETURN, INC.
2016 EQUITY INCENTIVE PLAN

1.	PURPOSE.

(A)                General Purpose. The Plan has been established to advance the interests of the Company by providing for the grant of Awards to Participants. At all times during such periods as the Company qualifies or is intended to qualify as a “business development company” under the 1940 Act, the terms of the Plan shall be construed so as to conform to the stock-based compensation requirements applicable to “business development companies” under the 1940 Act. An Award or related transaction will be deemed to be permitted under the 1940 Act if permitted by any exemptive or “no-action” relief granted by the Commission or its staff.

(B)                Available Awards. The purpose of the Plan is to provide a means by which eligible recipients of Awards may be given an opportunity to benefit from increases in the value of the Company’s Stock through the granting of Restricted Stock, Incentive Stock Options and Non-statutory Stock Options.

(C)                Eligible Participants. All Officers, key Employees and all Directors are eligible to be granted Awards under the Plan; provided, however, that a Director who is not an Employee shall not be granted an Award unless and until the Company has received an order from the Commission permitting Awards to non-Employee Directors; provided further, that no Participant shall be granted an Award of Restricted Stock unless and until the Company has received an order from the Commission permitting Awards of Restricted Stock hereunder.

2.	DEFINITIONS.

(A)                “1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

(B)                “Affiliate” means any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) or Section 414(c) of the Code, except that in determining eligibility for the grant of an Option by reason of service for an Affiliate, Sections 414(b) and 414(c) of the Code shall be applied by substituting “at least 50%” for “at least 80%” under Section 1563(a)(1), (2) and (3) of the Code and Treas. Regs. § 1.414(c)-2; provided, that to the extent permitted under Section 409A, “at least 20%” shall be used in lieu of “at least 50%”; and further provided, that the lower ownership threshold described in this definition (50% or 20% as the case may be) shall apply only if the same definition of affiliation is used consistently with respect to all compensatory stock options or stock awards (whether under the Plan or another plan). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A) apply. Notwithstanding the foregoing provisions of this definition, except as otherwise determined by the Board, a corporation or other entity shall be treated as an Affiliate only if its employees would be treated as employees of the Company for purposes of the rules promulgated under the Securities Act of 1933, as amended, with respect to the use of Form S-8.

(C)                “Award” means an award of Restricted Stock or Options granted pursuant to the Plan.

(D)                “Award Agreement” means any written agreement, contract, or other instrument or document approved by the Board which evidences an Award granted under the Plan.

(E)                “Board” means the Board of Directors of the Company.

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(F)                 “Change of Control” shall mean the first to occur of the following:

(i)	Any Person (including one or more Persons acting as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of securities of the Company) other than (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (b) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing forty percent (40%) or more of the total voting power represented by the Company’s then-outstanding voting securities; or

(ii)	During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board plus any new Director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the Board at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)	The shareholders of the Company approve a merger or consolidation of the Company with any other corporation (and such merger or consolidation is in fact consummated), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets , provided that such merger, consolidation, liquidation, sale or disposition, as the case may be, is actually consummated.

However, in no event shall a Change of Control be deemed to have occurred, with respect to a Participant, if such Participant is part of a purchasing group which consummates the transaction resulting in the Change of Control. The Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for (i) passive ownership of less than three percent (3%) of the stock (or membership or partnership units, as the case may be) of the purchasing company or group which is otherwise not significant, as reasonably determined prior to the Change of Control by a majority of the Directors who were members of the Board at least six (6) months prior to the Change of Control).

(G)                “Code” means the Internal Revenue Code of 1986, as amended and in effect, or any successor statute as from time to time in effect. Any reference to a provision of the Code shall be deemed to include a reference to any applicable guidance (as determined by the Board) with respect to such provision.

(H)               “Commission” means the U.S. Securities and Exchange Commission.

(I)                  “Committee” has the meaning set forth in Section 3.

(J)                  “Company” means, collectively, Equus Total Return, Inc. and its subsidiaries.

(K)                “Continuous Service” means, with respect to any Participant, such Participant’s uninterrupted service with the Company or an Affiliate, whether as an Employee, Officer, or Director.

(L)                “Covered Employee” shall mean a Participant who the Committee determines is or may be one of the group of “covered employees” as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

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(M)              “Covered Transaction” means any of (i) a consolidation, merger, stock sale, Change of Control or similar transaction or series of related transactions in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, (iii) a dissolution or liquidation of the Company or (iv) following such time as the Company has a class of equity securities listed on a national securities exchange or quoted on an inter-dealer quotation system, a change in the membership of the Board for any reason such that the individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Continuing Directors”) cease for any reason to constitute at least a majority of the Board; provided however, that any individual becoming a Director after the Effective Date, whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the Continuing Directors, will be considered as though such individual were a Continuing Director, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended) or other actual or threatened solicitation of proxies or consents by or on behalf of any person or entity other than the Board. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Board), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

(N)                “Current Market Value” has the meaning set forth in Section 8.

(O)                “Director” means a member of the Board of Directors of the Company.

(P)                 “Effective Date” has the meaning set forth in Section 12.

(Q)                “Employee” means any person employed by the Company or an Affiliate.

(R)                “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.

(S)                 “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(T)                “Non-statutory Stock Option” means an Option that is not an Incentive Stock Option.

(U)                “Officer” means any person appointed as an officer of the Company.

(V)                “Option” means an Incentive Stock Option or a Non-statutory Stock Option granted pursuant to the Plan.

(W)              “Participant” means an individual to whom an Award is granted pursuant to the Plan.

(X)                “Performance-Based Exception” shall mean the performance-based exception from the deductibility limitations as set forth in Code Section 162(m).

(Y)                “Permitted Transferee” means a Family Member of a Participant to whom an Award has been transferred by gift.

(Z)                “Person” means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(AA)           “Plan” means this 2016 Equity Incentive Plan, as from time to time amended and in effect.

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(BB)           “Restricted Stock” means an Award of Stock for so long as the Stock remains subject to restrictions requiring that it be forfeited to the Company if specified conditions are not satisfied.

(CC)           “Securities Act” means the Securities Act of 1933, as amended.

(DD)           “Shares” or “Stock” means the common stock of the Company, par value $.001 per share.

3.	ADMINISTRATION

(A)                Administration By Board. The Board shall administer the Plan unless and until it delegates administration to a Committee, as provided in Section 3(C).

(B)                Powers of Board. The Board shall have the power, subject to the express provisions of the Plan and applicable law:

(i)	To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted and documented; what type or combination of types of Awards shall be granted; the provisions of each Award granted, including the time or times when a person shall be permitted to exercise an Award; the number of shares of Stock with respect to which an Award shall be granted to each such Person; to determine whether, to what extent, and under what circumstances Awards may be settled or exercised, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; and, to determine requirements for the vesting of Awards or performance or service criteria to be achieved in order for Awards to vest.

(ii)	To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in such manner and to such extent as it shall deem necessary or expedient to make the Plan fully effective.

(iii)	To amend the Plan or an Award as provided in Section 10.

(iv)	To amend the Plan or an Award as provided in Section 10.

(v)	Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(C)                Delegation to Committee. The Board may delegate administration of the Plan to a Committee or Committees of two (2) or more Directors, and the term “Committee” shall apply to any persons to whom such authority has been delegated; provided that a “required majority,” as defined in Section 57(o) of the 1940 Act, must approve each issuance of Awards in accordance with Section 61(a)(3)(A)(iv) of the 1940 Act. For purposes of Code Section 162(m), the Committee must be comprised of two or more “outside” directors as set forth in Code Section 162(m). If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board, other than the Board reference at the end of this sentence and the Board references in the last sentence of this subsection (c), shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(D)                Effect of Board’s Decision. Determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any Person and shall be final, binding and conclusive on all Participants.

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4.	SHARES SUBJECT TO THE PLAN; CERTAIN LIMITS

(A)                Share Reserve. Subject to such adjustments as may be provided in this Section 4 and Section 9 herein, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to grants of Restricted Stock or the exercise of Awards is 2,534,728 shares.

(B)                No Addition of Forfeited, Canceled, or Held Back Shares. Shares of Stock underlying any Awards that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall not be added back to the number of Shares available for issuance under the Plan and shall not be considered as part of the number of Shares otherwise reserved thereunder, and further provided, that in the event the Company repurchases Stock on the open market, such Stock shall not be added to the number of Shares available for issuance under the Plan.

(C)                Type of Shares. The shares of Stock subject to the Plan may be unissued shares or reacquired shares bought on the market or otherwise. No fractional shares of Stock will be delivered under the Plan.

(D)                Limits on Individual Grants. The maximum number of Shares underlying an Option for which any Participant may be granted Awards in any calendar year is One Million (1,000,000) Shares, net of any Shares canceled or redeemed as payment of any applicable tax withholding. The maximum number of Shares of Restricted Stock for which any Participant may be granted Awards in any calendar year is Five Hundred Thousand (500,000) Shares, net of any Shares canceled or redeemed as payment of any applicable tax withholding.

(E)                Limits on Aggregate Grants of Restricted Stock. The combined maximum amount of Restricted Stock that may be issued under the Plan to all Participants will be 10% of the outstanding shares of Stock on the effective date of the Plan, plus 10% of the number of Shares issued or delivered by the Company (other than pursuant to compensation plans) during the term of the Plan. No one Participant shall be granted Awards of Restricted Stock relating to more than 25% of the Shares available for issuance under this Plan. Shares granted pursuant to an Award of Restricted Stock that are used to settle tax withholding obligations pursuant to Section 9(E) shall be included as “Restricted Stock issued” for purposes of the calculations set forth in this Section 4(E).

(F)                 No Grants in Contravention of 1940 Act. At all times during such periods as the Company qualifies or is intended to qualify as a “business development company,” no Award may be granted under the Plan if the grant of such Award would cause the Company to violate Section 61(a)(3) of the 1940 Act, and, if otherwise approved for grant, shall be void and of no effect.

(G)                Limits on Number of Awards. The amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options, and rights, together with any Restricted Stock issued pursuant to this Plan and any other compensation plan of the Company, at the time of issuance shall not exceed 25% of the outstanding voting securities of the Company, except that if the amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options, and rights issued to the Company’s Directors, Officers, and Employees, together with any Restricted Stock pursuant to this Plan and any other compensation plan of the Company, would exceed 15% of the outstanding voting securities of the Company, then the total amount of voting securities that would result from the exercise of all outstanding warrants, options, and rights, together with any Restricted Stock issued pursuant to this Plan and any other compensation plan of the Company, at the time of issuance shall not exceed 20% of the outstanding voting securities of the Company. Shares granted pursuant to an Award of Restricted Stock that are used to settle tax withholding obligations pursuant to Section 9(E) shall be included as “Restricted Stock issued” for purposes of the calculations set forth in this Section 4(H).

(H)               Date of Award’s Grant. The date on which the “required majority,” as defined in Section 57(o) of the 1940 Act, approves the issuance of an Award will be deemed the date on which such Award is granted.

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5.	ELIGIBILITY

Incentive Stock Options may be granted to Employees or Employee Directors of the Company or a “parent” or “subsidiary” corporation of the Company as those terms are used in Section 424 of the Code. Awards other than Incentive Stock Options may be granted to Officers, Employees and Directors. Notwithstanding the foregoing, no Officer, Employee or Director shall be eligible to receive any Award of Options under the Plan until such time as the Plan has been approved by the Company’s shareholders and no Award of Restricted Stock to any Officer, Employee or Director or Award of Options to any Director who is not also an Employee shall granted under the Plan until such time as the Company has received an order from the Securities Exchange Commission as required by the 1940 Act, permitting such Awards. By accepting any Award granted hereunder, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Board.

6.	OPTION PROVISIONS

Each Option shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Non-statutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but, to the extent relevant, each Option shall include (through incorporation by reference or otherwise) the substance of each of the following provisions:

(A)                Time and Manner of Exercise. Unless the Board expressly provides otherwise, an Option will not be deemed to have been exercised until the Board receives a notice of exercise (in form acceptable to the Board) signed by the appropriate person and accompanied by any payment required under the Award. If the Option is exercised by any person other than the Participant, the Board may require satisfactory evidence that the person exercising the Option has the right to do so. No Option shall be exercisable after the expiration of ten (10) years from the date on which it was granted.

(B)                Exercise Price of an Option. The exercise price of each Option shall be not less than the Current Market Value of the stock subject to the Option on the date the Option is granted, provided however, if no such market value exists the exercise price of each Option shall be not less than the current net asset value of the stock subject to the Option as determined in good faith by the Board on the date the Option is granted. In the case of an Option granted to a 10% Holder and intended to qualify as an Incentive Stock Option, the exercise price will not be less than 110% of the Current Market Value (or net asset value, as the case may be, if no market value exists) determined as of the date of grant. A “10% Holder” is an individual owning stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company or its parent or subsidiary entities. No such Option, once granted, may be repriced other than in accordance with the 1940 Act and the applicable stockholder approval requirements of the New York Stock Exchange.

(C)                Consideration. The purchase price for Stock acquired pursuant to an Option shall be paid in full at the time of exercise either (i) in cash, or, if so permitted by the Board and if permitted by the 1940 Act and otherwise legally permissible, (ii) through a broker-assisted exercise program acceptable to the Board, (iii) by such other means of payment as may be acceptable to the Board, or (iv) in any combination of the foregoing permitted forms of payment.

(D)                Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

(E)                Transferability of a Non-statutory Stock Option. A Non-statutory Stock Option shall be transferable by will or by the laws of descent and distribution, or, to the extent provided by the Board, by gift to a Permitted Transferee, and a Non-statutory Stock Option that is nontransferable except at death shall be exercisable during the lifetime of the Participant only by the Participant.

(F)                 Limitation on Repurchase Rights. If an Option gives the Company the right to repurchase shares of Common Stock issued pursuant to the Plan upon termination of employment of such Participant, the terms of such repurchase right must comply with the 1940 Act.

(G)                Exercisability. The Board may determine the time or times at which an Option will vest or become exercisable and the terms on which an Option requiring exercise will remain exercisable. Notwithstanding the foregoing, vesting shall take place at the rate of at least 20% per year over not more than five years from the date the award is granted, subject to reasonable conditions such as continued employment.

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(H)               Termination of Continuous Service. Unless the Board expressly provides otherwise in the Award Agreement, immediately upon the cessation of a Participant’s Continuous Service that portion, if any, of any Option held by the Participant or the Participant’s Permitted Transferee that is not then exercisable will terminate and the balance will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Option could have been exercised without regard to this Section 6(H), and will thereupon terminate subject to the following provisions (which shall apply unless the Board expressly provides otherwise):

(i)	if a Participant’s Continuous Service ceases by reason of death, or if a Participant dies following the cessation of his or her Continuous Service but while any portion of any Option then held by the Participant or the Participant’s Permitted Transferee is still exercisable, the then exercisable portion, if any, of all Options held by the Participant or the Participant’s Permitted Transferee immediately prior to the Participant’s death will remain exercisable for the lesser of (A) the one year period ending with the first anniversary of the Participant’s death or (B) the period ending on the latest date on which such Option could have been exercised without regard to this Section 6(H)(i), and will thereupon terminate; and

(ii)	if the Board, in its sole discretion, determines that the cessation of a Participant’s Continuous Service resulted for reasons that cast such discredit on the Participant as to justify immediate termination of his or her Options, all Options then held by the Participant or the Participant’s Permitted Transferee will immediately terminate.

7.	RESTRICTED STOCK PROVISIONS

Each grant of Restricted Stock shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate grants of Restricted Stock need not be identical, but, to the extent relevant, each grant shall include (through incorporation by reference or otherwise) the substance of each of the following provisions:

(A)                Consideration. To the extent permitted by the 1940 Act, Awards of Restricted Stock may be made in exchange for past services or other lawful consideration.

(B)                Transferability of Restricted Stock. Upon the grant of the Award of Restricted Stock, a Participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock and receipt of dividends; provided that, in the Board’s discretion, an Award Agreement may provide that any dividends paid by the Company prior to vesting of shares of Restricted Stock shall accrue and shall not be paid to the Participant until and to the extent Restricted Stock vests. Unless the Board shall otherwise determine, (i) Restricted Stock, if uncertificated, shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(D) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(D) below, and the Participant shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Board may prescribe.

(C)                Transferability of Restricted Stock. Except as the Board otherwise expressly provides, Restricted Stock shall not be transferable other than by will or by the laws of descent and distribution.

(D)                Vesting. The Board may determine the time or times at which shares of Restricted Stock will vest or become exercisable and the terms on which shares of Restricted Stock will remain exercisable. The vesting schedule for Restricted Stock issued under the Plan will be determined at the time of the initial grant of Restricted Stock.

(E)                Termination of Continuous Service. Unless the Board expressly provides otherwise, immediately upon the cessation of a Participant’s Continuous Service that portion, if any, of any Restricted Stock held by Participant or the Participant’s Permitted Transferee that is not then vested will thereupon terminate and the unvested shares will be returned to the Company and will be available to be issued as Awards under this Plan.

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8.	MISCELLANEOUS

(A)                Acceleration. The Board shall have the power to accelerate the time at which an Award or any portion thereof vests or may first be exercised, regardless of the tax or other consequences to the Participant or the Participant’s Permitted Transferee resulting from such acceleration.

(B)                Stockholder Rights. No Participant or other person shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to an Option unless and until such Award has been delivered to the Participant or other person upon exercise of the Award. Unless otherwise set forth in their respective Award Agreements, Holders of Restricted Stock shall have all the rights of a holder upon issuance of the Restricted Stock Award.

(C)                No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue in the employment of, or to continue to serve as a director of, the Company or an Affiliate or shall affect the right of the Company or an Affiliate to terminate (i) the employment of the Participant (if the Participant is an Employee) with or without notice and with or without cause or (ii) the service of a Director (if the Participant is a Director) pursuant to the Bylaws of the Company or an Affiliate and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated. Nothing in the Plan will be construed as giving any person any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of service for any reason, even if the termination is in violation of an obligation of the Company or an Affiliate to the Participant.

(D)                Legal Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act, the Company may require, as a condition to the grant or the exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

(E)                Withholding Obligations. Each grant or exercise of an Award granted hereunder shall be subject to the Participant’s having made arrangements satisfactory to the Board for the full and timely satisfaction of all federal, state, local and other tax withholding requirements applicable to such grant, exercise or exchange. Without limiting the generality of the foregoing, the Participant may satisfy such withholding requirements by tendering a check (acceptable to the Board) for the full amount of such withholding. In the event the Company or an Affiliate becomes liable for tax withholding with respect to an Option prior to the date of exercise, the Company may require the Participant to remit the required tax withholding by separate check acceptable to the Company or may make such other arrangements (including withholding from other payments to the Participant) for the satisfaction of such withholding as it determines.

The Company or its designated third party administrator shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Stock under this Plan, an appropriate amount of cash or number of shares of Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. Subject to Section 4(B), a Participant may also satisfy tax withholding obligations by the transfer to the Company of shares of Stock theretofore owned by the holder of the Award with respect to which withholding is required. Shares of Stock used to satisfy tax withholding obligations shall be valued based on the shares’ Current Market Value on the date of the transaction. Consistent with Section 409A of the Internal Revenue Code, the Company will use the closing sales price of its shares of Common Stock on the New York Stock Exchange (or any other such exchange on which its shares of Common Stock may be traded in the future) as “Current Market Value” for all purposes under the Plan.

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9.	ADJUSTMENT UPON CHANGES IN STOCK

(A)                Capitalization Adjustments. In the event of a Stock dividend, Stock split or combination of Shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Board will make appropriate adjustments to the maximum number of Shares specified in Section 4(A) that may be delivered under the Plan, to the maximum per-participant Share limit described in Section 4(D) and will also make appropriate adjustments to the number and kind of Shares or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. To the extent consistent with qualification of Incentive Stock Options under Section 422 of the Code and with the performance-based compensation rules of Section 162(m), where applicable, the Board may also make adjustments of the type described in the preceding sentence to take into account distributions to stockholders other than those provided for in such sentence, or any other event, if the Board determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards granted hereunder; provided, however, that the exercise price of Awards granted under the Plan will not be adjusted unless the Company receives an exemptive order from the Commission or written confirmation from the staff of the Commission that the Company may do so.

(B)                Covered Transaction. Except as otherwise provided in an Award Agreement, in the event of a Covered Transaction in which there is an acquiring or surviving entity, the Board may provide for the assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor or an affiliate of the acquiror or survivor, in each case on such terms and subject to such conditions as the Board determines. In the absence of such an assumption or if there is no substitution, except as otherwise provided in the Award Agreement, the Board may provide that (i) each Award will become fully vested or exercisable prior to the Covered Transaction on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Board, to participate as a stockholder in the Covered Transaction following vesting or exercise, and the Award will terminate upon consummation of the Covered Transaction; (ii) provide that each Award (whether vested or not) is cancelled in exchange for an amount equal to the product of (a) in the case of an Option, the excess, if any, of the product of the Change of Control Price over the exercise price for such Award, and (b) in the case of Restricted Stock, the Change of Control Price multiplied by the aggregate number of shares of Common Stock covered by such Award; and (iii) provide that any then-outstanding Options (or other award continued or substituted therefor) shall remain exercisable for a period of 6 months following such termination, or, if earlier, the expiration date of such Option; provided, further, that where the Change of Control does not constitute a “change in control event” as defined under Code Section 409A, the shares to be issued, or the amount to be paid, for each Award that constitutes deferred compensation subject to Code Section 409A shall be paid at the time or schedule applicable to such Awards (assuming for these payment purposes [but not the lapsing of the period of restriction] that no such Change of Control had occurred). Notwithstanding the foregoing, the Board may, in its discretion, instead terminate any outstanding Option if either (x) the Company provides holders of such Options with reasonable advance notice to exercise their outstanding and unexercised Options or (y) the Board reasonably determines that the Change of Control Price is equal to or less than the exercise price for such Options. For the purpose of this subsection, “Change of Control Price” means the price per share on a fully diluted basis offered in conjunction with any transaction resulting in a Change of Control, as determined in good faith by the Board as constituted before the Change of Control, if any part of the offered price is payable other than in cash.

10.	AMENDMENT OF THE PLAN AND AWARDS

The Board may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, however, that except as otherwise expressly provided in the Plan the Board may not, without the Participant’s consent, alter the terms of an Award so as to affect substantially and adversely the Participant’s rights under the Award, unless the Board expressly reserved the right to do so at the time of the grant of the Award. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Board.

11.	TERMINATION OR SUSPENSION OF THE PLAN

(A)                Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is initially adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

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(B)                No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Awards granted while the Plan is in effect except with the written consent of the Participant.

12.	EFFECTIVE DATE OF PLAN

The Plan shall become effective upon approval by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board; provided, however, that the Plan shall not be effective with respect to an Award of Restricted Stock unless the Company has received an order of the Commission that permits such Award (the “Effective Date”).

13.	1940 ACT

No provision of this Plan shall contravene any portion of the 1940 Act, and in the event of any conflict between the provisions of the Plan or any Award and the 1940 Act, the applicable Section of the 1940 Act shall control and all Awards under the Plan shall be so modified. All Participants holding such modified Awards shall be notified of the change to their Awards and such change shall be binding on such Participants.

14.	CODE SECTION 162(m)

(A)                Performance Goals. The Committee, in its discretion, may determine that an Award of Restricted Stock to a Covered Employee will be designed to comply with the Performance-Based Exception under Code Section 162(m). In such case, the level of vesting of the award will depend on the attainment of any of the following performance criteria, either alone or in any combination, which may be expressed with respect to the Company or one or more operating units or groups, as the Board may determine: (a) cash flow; (b) cash flow from operations; (c) total earnings; (d) earnings per share, diluted or basic; (e) earnings per share from continuing operations, diluted or basic; (f) earnings before interest and taxes; (g) earnings before interest, taxes, depreciation, and amortization; (h) earnings from operations; (i) net asset turnover; (j) inventory turnover; (k) capital expenditures; (l) net earnings; (m) operating earnings; (n) gross or operating margin; (o) debt; (p) working capital; (q) return on equity; (r) return on net assets; (s) return on total assets; (t) return on capital; (u) return on investment; (v) return on sales; (w) net or gross sales; (x) market share; (y) economic value added; (z) cost of capital; (aa) change in assets; (bb) expense reduction levels; (cc) debt reduction; (dd) productivity; (ee) delivery performance; (ff) safety record; (gg) stock price; and (hh) total stockholder return. Performance goals may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more performance goals. Performance goals may but need not be determinable in conformance with generally accepted accounting principles.

(B)                Performance Period; Adjustments. The Committee shall determine the performance period over which the designated performance goals shall be attained and shall, in the case of an Award designed to comply with the Performance-Based Exception under Code Section 162(m), establish the performance goals no later than 90 days after the beginning of such performance period (or such other date as may be required or permitted under Code Section 162(m)). Following the end of the performance period, the Committee shall certify in writing the level of attainment of the performance goal(s). The Committee may reduce (including a reduction to zero), but may not increase the amount of an available award. The Committee may provide in any performance based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example, but without limitation, the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

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15.	CODE SECTION 409A

To the extent any Award is subject to Code Section 409A, such Award and the Plan are intended to be administered in a manner consistent with the requirements of Code Section 409A. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to Code Section 409A. Notwithstanding the foregoing, neither the Company nor the Board shall have any liability to any person in the event Code Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees. Solely for purposes of determining the time and form of payments due under any Award that is considered nonqualified deferred compensation under Code Section 409A and that is not otherwise exempt from Code Section 409A, a Participant shall not be deemed to have incurred a termination of employment unless and until he shall incur a “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan, if as of a Participant’s separation from service, the Participant is a “specified employee” as determined by the Company, then to the extent any amount payable under any Award that is considered nonqualified deferred compensation under Code Section 409A and that is not otherwise exempt from Code Section 409A, for which payment is triggered by the Participant’s separation from service (other than on account of death), and that under the terms of the Award would be payable prior to the six-month anniversary of the Participant’s separation from service, such payment shall be delayed until the earlier to occur of (a) the six-month anniversary of such separation from service or (b) the date of the Participant’s death.

16.	INFORMATION RIGHTS OF PARTICIPANTS

The Company shall provide to each Participant who acquires Stock pursuant to the Plan, not less frequently than annually, copies of annual financial statements (which need not be audited). The Company shall not be required to provide such statements to Participants who are key Employees and whose duties in connection with the Company assure their access to equivalent information.

17.	SEVERABILITY

If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify this Plan or any Award under any applicable law, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

18.	OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a Participant bonuses or other compensation in addition to Awards under the Plan.

19.	WAIVER OF JURY TRIAL

By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no Director, Officer, Employee, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

20.	CODE SECTION 83(b) ELECTIONS

The Company and the Board have no responsibility for any Participant’s election, attempt to elect or failure to elect to include the value of an Award of Restricted Stock or other Award subject to Code Section 83 in the Participant’s gross income for the year of payment pursuant to Code Section 83(b). Any Participant who makes an election pursuant to Code Section 83(b) will promptly provide the Board with a copy of the election form.

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21.	NO OBLIGATION TO EXERCISE

The grant of an Award of an Option will impose no obligation upon the Participant to exercise the Award. The Company and the Board have no obligation to inform a Participant of the date on which any Award lapses except as may be set forth in the Award Agreement.

22.	RIGHT TO OFFSET

Notwithstanding any provisions of the Plan to the contrary, and to the extent permitted by applicable law (including Code Section 409A), the Company may offset any amounts to be paid to a Participant (or, in the event of the Participant’s death, to his beneficiary or estate) under the Plan against any amounts that such Participant may owe to the Company.

23.	COOPERATION

A Participant will cooperate with the Board by furnishing any and all information requested by the Board and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Board may deem necessary when eligibility or entitlement to any compensation or benefit based on any matter relating to the disability of the Participant is at issue.

24.	NO CONSTRAINT ON CORPORATE ACTION

Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) to limit the right or power of the Company to take any action which such entity deems to be necessary or appropriate.

25.	LIMITATION ON LIABILITY

Notwithstanding anything to the contrary in the Plan, neither the Company nor the Board, nor any person acting on behalf of the Company or the Board, shall be liable to any Participant or to the estate or beneficiary of any Participant by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code; provided, however, that nothing in this Section 20 shall limit the ability of the Board or the Company to provide by express agreement with a Participant for a gross-up payment or other payment in connection with any such tax or additional tax.

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